UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2024

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gregg Honigblum has been appointed to serve as SINTX Technologies, Inc.’s (the “Company”) Chief Strategy Officer effective November 15, 2024.

Prior to being appointed as Chief Strategy Officer, from December 2023 to November 2024 Mr. Honigblum served as a Managing Director for FNEX Capital, LLC, a global leader in Private Securities transaction and investment banking. From June 2021 to December 2023 Mr. Honigblum served as a Managing Director for Westlake Securities, an investment banking firm focused on growth, merger and acquisitions, and capital raising services for middle market companies. From August 2016 to December 2023 Mr. Honigblum was a co-founder and Director for HealthGrowth Capital, LLC specializing in providing capital, strategic advisory services, and a Group Purchasing Organization Platform with large wholesale pharmaceutical distributors. He earned a Bachelor of Arts degree in Economics from the University of Texas at Austin. Mr. Honigblum holds Series 7, 24, and 63 securities licenses.

There are no family relationships between Mr. Honigblum and any director or other executive officer of the Company. There are no transactions to which the Company was or is a participant and in which Mr. Honigblum has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Honigblum and any other person pursuant to which he was selected as an officer of the Company.

In connection with Mr. Honigblum’s appointment, on November 15, 2024, the Company entered into an Executive Employment Agreement (the “Agreement”) with Mr. Honigblum to serve as the Company’s Chief Strategy Officer. The Agreement has a term of six (6) months and is subject to automatic renewal for additional six-month periods unless either the Company or Mr. Honigblum provides thirty (30) days advance written notice of intent not to renew. The Agreement provides for a base salary of $137,500 for the six (6) month term. Mr. Honigblum is eligible to receive annual cash bonuses, participate in awards under Company equity incentive plans, on terms and conditions as determined by the Board and participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs, and arrangements as are made generally available from time to time to other employees of the Company. The Agreement also provides that, in the event of a termination of Mr. Honigblum’s employment without cause or for good reason, he will be eligible to receive, in addition to accrued salary and other benefits, severance payments equal to his base salary for a period equal to the longer of three months or the remainder of the initial term of the Agreement. Under the Agreement, Mr. Honigblum’s receipt of such severance payments is subject to his execution and delivery of a general release of claims in favor of the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 8.01 Other Events.

On November 19, 2024, the Company issued a press release announcing the appointment of Gregg Honigblum as Chief Strategy Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated November 15, 2024
99.1	Press Release dated November 19, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	November 19, 2024	By:	/s/ Eric K. Olson
Eric K. Olson
Chief Executive Officer